UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 20, 2016

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 18, 2016, the Board of Directors of Cytokinetics, Incorporated (the "Company") appointed Ms. Caryn McDowell, J.D., the Company’s Vice President, General Counsel to Vice President, General Counsel and Chief Compliance Officer.

Ms. McDowell, age 46, has served as our Vice President, General Counsel since May 2015. Prior to joining the Company, Ms. McDowell was Vice President, Deputy General Counsel at InterMune, Inc. from January 2014 to February 2015 where she was responsible for SEC matters and commercialization. From June 2013 to December 2013, Ms. McDowell was Senior Director, Associate General Counsel and Head of U.S. Healthcare Law at Onyx Pharmaceuticals, Inc. From February 2012 to March 2013, Ms. McDowell was Executive Director, Corporate Law at Affymax, Inc. From June 2007 to January 2012, Ms. McDowell was Senior Corporate Counsel at Genentech, Inc. Ms. McDowell received a B.A. in Political Science and Judaic Studies from the University of Michigan and a J.D. from Boston University School of Law. There are no family relationships between Ms. McDowell and any director or executive officer of the Company, and there are no transactions involving the Company and Ms. McDowell that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

(d) On May 18, 2016, the Board of Directors of the Company appointed Edward Kaye, M.D. as a Class I director of the Company and as a member of the Company's Science and Technology Committee. Dr. Kaye will serve until the Company’s 2017 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. Dr. Kaye will receive compensation as a non-employee director of the Company under the Company’s standard compensation arrangement with its non-employee directors as described under "Director Compensation" in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 30, 2016, including an initial grant of an option to purchase 35,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock, as listed on NASDAQ, on May 18, 2016. The option, granted under the Company’s Amended and Restated 2004 Equity Incentive Plan, will vest monthly over 36 months, until all of such shares are fully vested, subject to Dr. Kaye’s continued service relationship with the Company during such period. There are no arrangements or understandings between Dr. Kaye and any other persons pursuant to which he was selected as a director, and there are no transactions involving the Company and Dr. Kaye that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Dr. Kaye’s appointment is attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

May 20, 2016	By:	/s/ Sharon A. Barbari

Name: Sharon A. Barbari
Title: Executive Vice President, Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated May 20, 2016